Exhibit 99.1

PROXY

PIVOTAL ACQUISITION CORP.

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

Tel. (212) 818-8800

SPECIAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING TO BE HELD ON

[●], 2019

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the special meeting to be held at 10:00 a.m. EST on [●], 2019 at the offices of Graubard Miller at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, and hereby appoints Jonathan J. Ledecky and James Brady, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock, of Pivotal Acquisition Corp. (“Pivotal”) registered in the name provided, which the undersigned is entitled to vote at the special meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2A THROUGH 2C (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 3 BELOW, “FOR” PROPOSAL 4 (THE INCENTIVE PLAN PROPOSAL) BELOW, “AND “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL) BELOW.

THE PIVOTAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2A THROUGH 2C (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 3 BELOW, “FOR” PROPOSAL 4 (THE INCENTIVE PLAN PROPOSAL) BELOW, “AND “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL) BELOW.

THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, CHARTER PROPOSALS, DIRECTOR ELECTION PROPOSAL, AND INCENTIVE PLAN PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

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PROXY

1.	To approve and adopt the Agreement and Plan of Reorganization, dated as of May 20, 2019, by and among Pivotal Acquisition Corp., Pivotal Merger Sub Corp., LD Topco, Inc., and, solely in its capacity as representative of the stockholders of LD Topco, Carlyle Equity Opportunity GP, L.P., and the transactions contemplated thereby.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	To approve the following amendments to Pivotal’s current amended and restated certificate of incorporation:

2a.	to change the name of the company to “KLDiscovery Inc.”	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2b	to incurease Pivotal’s capitalization so that it will have 200,000,000 authorized shares of a single class of common stock and 1,000,000 authorized shares of preferred stock.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2c.	to delete the various provisions applicable only to special purpose acquisition corporations.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To elect the following directors who, upon the consummation of the merger, will be the directors of Pivotal, in the classes set forth below:

Class A (to serve until 2020 or until their successors are elected and qualified or their earlier resignation or removal):

	Richard J. Williams	FOR	WITHHOLD
		[ ]	[ ]

	Kevin Griffin	FOR	WITHHOLD
		[ ]	[ ]

Class B (to serve until 2021 or until their successors are elected and qualified or their earlier resignation or removal):

	Donna Morea	FOR	WITHHOLD
		[ ]	[ ]

	Jonathan J. Ledecky	FOR	WITHHOLD
		[ ]	[ ]

	Evan Morgan	FOR	WITHHOLD
		[ ]	[ ]

Class C (to serve until 2022 or until their successors are elected and qualified or their earlier resignation or removal):

	Christopher J. Weiler	FOR	WITHHOLD
		[ ]	[ ]

	Daniel F. Akerson	FOR	WITHHOLD
		[ ]	[ ]

	William Darman	FOR	WITHHOLD
		[ ]	[ ]

4.	To approve the adoption of the 2019 Long-Term Incentive Equity Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

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5.	To adjourn the special meeting to a later date or dates, if necessary, if Pivotal is unable to consummate the mergers for any reason.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: 2019

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

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